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                                                                   EXHIBIT 10.30

                            PURCHASE OPTION AGREEMENT

         This Purchase Option Agreement ("Agreement") is made and entered into as of the 31st day of May, 2000 by and between Dearborn Industrial Generation, L.L.C. ("DIG"), the Rouge Steel Company ("Rouge"), and the Ford Motor Company ("Ford"). DIG, Rouge and Ford are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".


                                    RECITALS

         WHEREAS, DIG and Rouge have entered into a Ground Lease dated as of June 30, 1999 ("Ground Lease").

         WHEREAS, under certain circumstances, DIG has agreed to grant Rouge and Ford, jointly or individually, the option to purchase a portion or all of DIG's assets ("Project Assets" as defined herein) for a purchase price equal to its Fair Market Sales Value.

         WHEREAS, under certain circumstances, Rouge has agreed to grant DIG the option to purchase the Leased Premises for a purchase price equal to its Fair Market Sales Value.

         WHEREAS, the Parties desire to enter into this Agreement in order to establish, among other things, (i) the circumstances under which Rouge and/or Ford or DIG may exercise their respective purchase option(s) and (ii) the procedures for determining the Fair Market Sales Value of the Project Assets and the Leased Premises.

         NOW THEREFORE, in consideration of the mutual benefits to be derived, the representations, warranties, conditions and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01      CERTAIN DEFINED TERMS.

         Capitalized terms used herein have the meaning assigned to them in the Ground Lease unless otherwise defined in the text of this Agreement or as defined below:

         (a)      Agent.  Agent is the representative of the Project Finance
Lenders.

         (b) Fair Market Rental Value or Fair Market Sales Value. Fair Market Rental Value or Fair Market Sales Value of the Leased Premises or the Project Assets as of the Appraisal Date means the cash rent or cash price that would be obtained in an arm's-length lease or sale, respectively, between an informed and willing lessee or buyer and an informed and willing lessor or seller, in either case under no compulsion to lease


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or purchase or sell and neither of which is related to Rouge or Ford or DIG or any assignee or Mortgagee of the property in question, and shall be determined as provided in Article III of this Agreement.



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         (c)      Ford/Rouge and Double Eagle Substations. All facilities for the distribution of electricity, including but not limited to, substations, transformers, wires, and switches owned by DIG but located west of Miller Road on or adjacent to the Rouge Industrial Complex ("Ford/Rouge Substations") or located on the property of Double Eagle Steel Coating Company ("Double Eagle Substations").

         (d) Project or Project Assets. Project or Project Assets means the Operating Rights (as defined herein) and the approximate 550 megawatt complex of two natural gas fired combined cycle units with heat recovery steam generators, three blast furnace gas boilers, and one steam turbine generator, and all ancillary transformers, transmission wires, meters, and other equipment necessary to produce electricity, steam and treated water and to burn blast furnace gas, in the capacities, quality and quantities required under any Purchase and Sales Agreements; and to connect to the existing infrastructure in the Rouge Complex. The Project includes interconnection to the Detroit Edison or other third party electric power grid at a minimum of two points with each circuit having sufficient capacity to supply all of the requirements of the Rouge Complex. The term "Project" or "Project Assets" is intended to include all Site Project Improvements and all Connecting Facilities and Easement Facilities serving and interconnecting with the Rouge Complex and to exclude (i) any commercial contracts for the purchase and sale of electricity, steam, or blast furnace gas; and (ii) the Ford/Rouge Substations and Double Eagle Substations, which shall be governed by the terms of the Electricity Sales Agreements among the parties hereto.

         (e) Project Finance Lender(s). Project Finance Lender(s) means any financial institution and/or investor, other than CMS Energy Corporation or its affiliates, which participates in a Project Financing.

         (f) Project Financing. Project Financing means any indebtedness or other obligations incurred by DIG to finance the construction and operation of the Project Assets. Project Financing may include, but is not limited to, secured or unsecured indebtedness either on a senior or subordinated basis, issuance of any securities other than common stock of DIG, and operating and capital leases. Project Financing shall not be limited to the initial financing procured by DIG, but will include all subsequent financing or refinancing.

         (g) Value. Value means either the Fair Market Rental Value or the Fair Market Sales Value of the Leased Premises or of the Project, as the circumstances require, as determined pursuant to Article III of this Agreement.


                                   ARTICLE II

           RIGHTS AND OBLIGATIONS OF PARTIES UPON A TERMINATION EVENT

SECTION 2.01      ROUGE'S AND/OR FORD'S PURCHASE OPTION.

         (a)      Upon the occurrence of a Termination Event, except under
Section 9.01(e) of the Ground Lease, Rouge and Ford, jointly or individually, shall have the option to purchase all of the Project Assets owned by DIG, or any portion of such Project Assets if the Project is not completed as of the Termination Event, for a purchase price equal to Fair Market Sales Value, subject to adjustment under Section 2.04. If Rouge and Ford do not exercise their option to purchase the Project Assets or portions thereof as described above, DIG may remove the installed equipment and restore the property to its original condition or abandon

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the equipment with the permission of Rouge. The purchase option granted under this Section 2.01 shall be subject to the following conditions:

                  (i)      There is no Project Financing in place; or

                  (ii) It is the intention of DIG to procure Project Financing for the Project Assets. As a condition precedent to the closing of any Project Financing, DIG, Rouge and/or Ford, and the Project Finance Lenders, will enter into an amendment to this Agreement, if required by Project Finance Lenders ("Amended Purchase Option Agreement"), whereby Rouge and/or Ford will be granted the option to purchase the Project Assets, subject to the rights of and obligations owed to the Project Finance Lenders under the Project Financing documentation, including, but not limited to, the following rights afforded to the Project Finance Lenders:

                           (A) Proceeds paid by Rouge and/or Ford under the Amended Purchase Option Agreement will be transferred directly to the Agent of the Project Finance Lenders who will immediately apply such proceeds to the payment of any outstanding indebtedness or other obligations of DIG in connection with the Project Financing.

                           (B) Agent of the Project Finance Lenders shall have the right to assume all of DIG's rights under the Amended Purchase Option Agreement including, but not limited to, DIG's right pursuant to Section 3.03 to employ an appraiser to determine the Fair Market Sales Value of the Project Assets.

                           (C) Agent of the Project Finance Lenders shall have the right to reasonably modify the qualifications of the appraisers selected to appraise the Project Assets.

                           (D) Agent of the Project Finance Lenders shall have the right, to reasonably modify the timetable for exercise of the purchase option and the determination of the Fair Market Sales Value to coincide with Project Financing documents.

                  (iii) In addition to the rights afforded to the Project Finance Lenders in Section 2.01(a)(ii), Rouge and Ford agree to cooperate with DIG in the negotiation and execution of such amendments or additions to this Agreement as Project Finance Lenders may reasonably request and shall reasonably cooperate with the Project Finance Lenders in the expedient preparation and execution of the Amended Purchase Option Agreement.

                  (iv) Notwithstanding the above, Rouge and Ford shall be required to execute the Amended Purchase Option Agreement only if, to the extent permitted by law:

                           (A) Project Finance Lenders agree to operate, or cause to be operated, the Project Assets in accordance with
                  Section 4.01(b); and

                           (B) Project Lenders agree to release and transfer their entire interest in the Project Assets to Rouge and/or Ford in consideration of the receipt of the funds pursuant to the exercise of the purchase option.



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         (b)      Upon the occurrence of a Termination Event following which
Rouge and Ford have the option to purchase the Project Assets, DIG shall provide Rouge and/or Ford with reasonable access to all of the Site Project Improvements, Connecting Facilities and Easement Facilities, and to such of DIG's records (not including financial information, except as it is necessary in determining the Value of the Project Assets), in whatever form they are kept, as relate to the function, operation and construction (including without limitation all cost information relative to Project operations), in order to afford Rouge and/or Ford the opportunity to review, examine and inspect the Project Assets and all such records to the extent that Rouge and/or Ford shall reasonably deem to be necessary. Rouge and/or Ford shall be permitted to make copies of such records as they deem reasonably necessary in connection with such inspection. Without limiting the generality of the foregoing, DIG shall make available for inspection and review by Rouge and/or Ford and their duly-authorized representatives all engineering reports, operation and maintenance records (not including financial information, except as it is necessary in determining the Value of the Project Assets) pertaining to the Project Assets, all of which shall be assembled at the Project Site for review. From the date of a Termination Event until the earlier of (i) closing on the purchase if the option is exercised or (ii) the date the option is not exercised, DIG will provide Rouge and/or Ford with reasonable access to DIG records, and ongoing operations directly related to and necessary for the management, operations and maintenance of the Project Assets. Rouge's and Ford's review of the records shall be subject to the terms and the execution of the Confidentiality Agreement attached to this Agreement as Exhibit A. Further, without limiting the generality of the foregoing, Rouge and/or Ford shall have the right to come upon the Leased Premises to conduct an environmental assessment of the Leased Premises.

         (c) From the date of a Termination Event following which Rouge and/or Ford, or an assignee of them, shall have the option to purchase the Project Assets until the earlier of (i) closing on the purchase if the option is exercised or (ii) the date the option is not exercised, DIG shall maintain and repair the Project Assets with the degree of care normally exercised by entities similarly situated to DIG for projects of like kind to the Project. Notwithstanding the foregoing, DIG may cease operation of the Project during such period provided that such cessation has no adverse effect on operations of the Rouge Complex or the performance of DIG's obligations under Purchase and Sales Agreements, and that such cessation is effected prudently and in accordance with industry standards and Governmental Requirements for such cessation, with due regard for the safety of persons, property and process, and potential for commencement of operation of the Project by a purchaser thereof.

         (d)      Exercise of Option and Closing, Timetable.

                  (i) Upon the occurrence of a Termination Event following which Rouge and Ford have the option to purchase the Project Assets, Rouge and Ford shall have a period of fifteen (15) days from written notice from DIG to Ford and Rouge of the Termination Event to determine whether to initiate the valuation process under Article III. At any time during such fifteen (15) day period, Rouge and/or Ford may give notice to DIG of intention to initiate the valuation process under
         Section 3.02.

                  (ii) From the date of notice given under (i) above, the Parties shall cause Value of the Project Assets to be determined as provided in Section 3.02 within a period not to exceed one hundred twenty (120) days, subject to extension for cause as provided in
         Article III or as required by reappraisal under Section 2.04(d), any such extension in no event to exceed fifteen (15) days.

                  (iii) Following the final determination of Value of the Project Assets, Rouge and/or Ford shall have a period of fifteen (15) days from delivery of the final Appraisal to exercise the option to


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         purchase the Project Assets by giving notice of exercise to DIG, subject to extension as required by reappraisal under 2.04(d), such extension in no event to exceed fifteen (15) days (the "Option Expiration Date"). Rouge and/or Ford may give notice of its decision not to exercise the purchase option at any time following the occurrence of the Termination Event referred to in (i) above; provided that, if notice of exercise has not been delivered to DIG by the Option Expiration Date, the option shall be deemed to be "not exercised" on such date, for purposes of this Agreement.

                  (iv) The Parties shall cause closing of the purchase to occur within thirty (30) days from the date of notice of exercise given under (iii) above.

                  (v) Failure to give any notice within the time provided therefor, shall terminate the option rights afforded under Section 2.01.

SECTION 2.02      DIG'S PURCHASE/LEASE OPTION(S).

         In the event neither Rouge nor Ford exercises the option to purchase the Project Assets under 2.01, and DIG desires to continue operation of the Project on the Leased Premises, and if the Termination Event occurs under
Section 9.01(b), (c) or (d) of the Ground Lease, DIG may, at its option, either lease the Leased Premises under the terms and conditions of the Ground Lease for a Post-Termination Term at Fair Market Rental Value or purchase the Leased Premises for Fair Market Sales Value.

         (a)      Exercise of Option(s), Timetable.

                  (i) From the date upon which DIG's option to lease or purchase the Leased Premises under this Section 2.02 becomes first exercisable, DIG shall have a period of fifteen (15) days to give notice to Rouge of intention to initiate the valuation process under
         Section 3.03.

                  (ii) From the date of notice given under (i) above, the Parties shall cause Value of the Leased Premises to be determined as provided in Sections 3.03 and 3.04 within a period not to exceed one hundred twenty (120) days.

                  (iii) Following the determination of Value of the Leased Premises, DIG shall have a period of thirty (30) days from delivery of the final Appraisal to exercise the option(s) to lease or to purchase the Leased Premises by giving notice of exercise to Rouge.

                  (iv) The Parties shall cause closing of the lease or purchase to occur within thirty (30) days from the date of notice given under (iii) above.

                  (v) Failure to give any notice within the time provided therefor shall terminate the option rights afforded under Section 2.02.

SECTION 2.03      NON-EXERCISE OF PURCHASE OPTIONS.

         In the event Rouge and/or Ford do not exercise the option under Section
2.01 and it is the case that either (a) DIG, after having the right to do so as provided in the immediately preceding Section 2.02, does not give notice of exercise of its option either to lease the Leased Premises for a Post-Termination Term or to purchase the Leased Premises within one hundred sixty five (165) days after expiration of Rouge's and Ford's



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option to purchase the Project Assets, or (b) there is a Termination Event as a result of which DIG does not have a right either to lease for a Post-Termination Term or to purchase the Leased Premises, DIG shall forthwith commence, and, with due diligence and dispatch, process removal of the Project Assets from the Leased Premises and within the Easement Areas, excepting from such removal, and preserving to the extent installed, the electric power grid interconnections that are a part of the Project, and restore the Leased Premises and Easement Areas as nearly as possible to their condition prior to alteration by reason of the Project Assets, or abandon in place such Project Assets as the Parties may mutually agree. Rouge and Ford will allow DIG access to the Project Site in order to proceed with such removal.

SECTION 2.04      PURCHASE OF PROJECT ASSETS.

         The following agreements and conditions apply in the event Rouge and/or Ford exercise(s) the option to purchase the Project Assets:

         (a) If within the time for exercise both Rouge and Ford give notice of exercise, either jointly or separately, the Project Assets with the Operating Rights (defined and as provided below), to the extent owned by DIG or otherwise transferable or assignable, shall be transferred to both as tenants in common or to an assignee of either or both of them, in the percentage as Rouge and Ford may then agree and direct by notice (within the time allowed for exercise of the option under Section 2.01(d)), but in the absence of agreement directing such percentage, then to each an undivided one-half. If within the time for exercise, either Rouge or Ford gives notice of exercise but the other of them does not, the entirety of Project Assets with the Operating Rights (defined below) shall be transferred to the one of them giving the notice or its assignee.

         (b) It is the intent of the Parties that, pursuant to exercise of the option to purchase, Rouge and/or Ford, or an assignee of them, shall acquire ownership of or right to possess and use all physical assets comprising the Project Assets, together with all rights to operate the Project to provide all of the services to the Rouge Complex that are described in the Purchase and Sales Agreements. DIG shall exercise Commercially Reasonable Efforts to assure as a matter of contract that its right to possess and use all portions of the Project Assets not so owned shall be transferable and assignable, to Rouge and/or Ford or an assignee of them, without requiring the payment of compensation therefore, to enable Rouge and/or Ford, or an assignee of them, to possess and use the Project Assets to provide all of the services to the Rouge Complex that are described in the Purchase and Sales Agreements.

         (c) Upon the terms and subject to the conditions set forth herein, DIG shall sell, assign, transfer and convey to Rouge and/or Ford, or an assignee of them, and Rouge and/or Ford, or an assignee of them, shall purchase and accept from DIG, at closing, all of DIG's right, title and interest in and to the Project Assets.

                  (i) By bill of sale with warranty of title against DIG's acts, DIG shall convey to Rouge and/or Ford, or an assignee of them, good title to those portions of the Project Assets owned by DIG, free and clear of all Liens, Charges and Claims other than as contained in approved Easement Agreements and Rights of Way agreements; and by instruments of assignment with warranty against DIG's acts, DIG shall assign all of its right, title and interest in and to those portions of the Project Assets not owned by DIG and in the instruments of lease, license, purchase, option and permission to use and possess evidencing such right, title and interest. Any existing Liens, Charges and Claims, with accruals to the date of closing, may be paid out of the purchase price at closing, but any shortfall between the purchase price and the amount of outstanding Liens, Charges and Claims shall be paid or assumed by DIG at closing. The bill of sale may disclaim implied warranties of fitness for purpose



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         under the Michigan Uniform Commercial Code, and describe the property so transferred "as-is, where-is and with all faults" as provided in
         Section 2.04(d).

                  (ii) By instruments of assignment with warranty against DIG's acts, DIG shall assign to Rouge and/or Ford, or an assignee of them, and deliver originals of instruments evidencing, all security deposits and option fees, operating agreements, permits, licenses, certificates, approvals, operating rights, environmental credits, tax abatement certificates, pending tax assessment appeals, fuel supply and transportation contracts necessary to operate the Project, all available Plans and Specifications, construction drawings, current plant drawings, surveys, operating manuals, computer programs and operating codes for systems integral to operation of the Project, security systems, warranties from suppliers, and any and all documentation evidencing the satisfaction of Governmental Requirements, with all required consents and approvals to transfer and assignment to Rouge and/or Ford, as Rouge and Ford desire in their discretion to accept, to enable Rouge and/or Ford, or an assignee of them, to operate the Project in place in compliance with Governmental Requirements, to provide all of the services to the Rouge Complex that are described in the then current Purchase and Sales Agreements (all of the foregoing is collectively referred to as the "Operating Rights"), provided, however, that any reference to Operating Rights does not include the assignment and assumption of DIG's rights and/or obligations under any contracts for the purchase and sale of electricity or gas. Rouge and/or Ford, or an assignee of them, shall assume from and after such assignment the obligations of DIG under the Operating Rights arising thereafter.

                  (iii) Except as provided in Section 2.04(b), DIG shall not be obligated to sell, assign, transfer or convey such portions of the Project Assets, including, without limitation, any lease, contract, or other interest or right, as to which consent or waiver of the issuer thereof or other party thereto or third persons whose consent or approval is necessary by the proper sale, assignment, transfer or conveyance thereof, without first having obtained all necessary consents and waivers of the issuer thereof, the other party thereto, or any third person whose consent or approval is necessary for the property sale, assignment, transfer or conveyance of such portion of the Project Assets. Promptly after the exercise of the option to purchase by Rouge and/or Ford, or an assignee of them, DIG shall use Commercially Reasonable Efforts to provide or obtain all such necessary consents and waivers. If DIG or an assignee of DIG shall be requested to pay any commercially reasonable amount, customarily paid to one providing the consent or waiver, in consideration therefor to the person from whom the consent or waiver is requested, DIG shall make such payment. In addition, DIG shall make payment of any fee, penalty or other such compensation which was expressly negotiated between DIG and any assignor or transferor at the beginning of any contract, whether commercially reasonable or not. Notwithstanding the foregoing, DIG can refuse to make payment of such fee, penalty or other compensation, in which case Rouge and/or Ford, or an assignee of them, shall be entitled to pay such amount and the Value of the Project Assets shall be reduced by an equal amount. Further, if any such assignor or transferor requires the payment of any such fee, penalty or other compensation which had not been expressly negotiated between it and DIG, whether commercially reasonable or not, and DIG refuses to pay such amount, then Rouge and/or Ford, or an assignee of them, shall have the option to (x) pay such amount in which case there shall be no impact on the Value of the Project Assets or (y) refuse to pay such amount, in which case the appraisal shall include the impact on the Value of the Project Assets based on not obtaining assignment of the lease, contract or other right. Notwithstanding any other provisions in this Agreement to the contrary, if application of the terms of this
         Section 2.04(c)(iii) would result in a Project Assets Value less than or equal to zero, then the Value of the Project Assets shall be equal to its forced liquidation value. No such provision of funds


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         by DIG shall result in any adjustment of or reduction to the purchase price of the Project Assets. In the event a necessary consent or waiver is not obtained after having exhausted all Commercially Reasonable Efforts to obtain such consent or waiver, then DIG shall so notify Rouge and/or Ford of such inability to obtain such consent or waiver whereupon Rouge and/or Ford, or an assignee of them, shall have the right, exercised by notice given within thirty (30) days following DIG's notice, to terminate its exercise of the option to purchase with the same effect as if the option had not been exercised. Notwithstanding the foregoing, the Parties shall be obligated to consider in good faith all reasonable alternatives proposed by the other Party hereto to address the failure to obtain the necessary consent or waiver and to resolve the issue to permit the closing to occur within the time provided therefor under Section 2.01(d).

                  (iv) All costs in the conveyance of DIG right, title and interest to the Project Assets and assignment of Operating Rights customarily paid by a transferor or assignor of the same shall be borne by DIG as an expense of sale; provided, however, notwithstanding the foregoing, each of the Parties, Rouge and/or Ford and any assignee of Rouge or Ford shall be solely responsible for the expenses and fees of its own legal counsel in connection with the conveyance of the Project Assets and assignment of Operating Rights.

         (d) Except as otherwise expressly provided in this Agreement, the Project Assets and each item thereof and the Operating Rights shall be transferred and conveyed to Rouge and/or Ford, or an assignee of them, at closing "as is, where is and with all faults" and without warranties of any kind by DIG, express or implied, including, without limitation, any implied warranty of fitness for any purpose or purposes. The occurrence of an Event of Loss in the Project Assets subsequent to the determination of Value of the Project Assets shall cause the Parties to obtain further appraisal of the Project Assets, to be made at the sole expense of DIG, to re-determine its Value. DIG shall be entitled to retain all condemnation awards and proceeds and such amounts shall be considered in the re-determination. Except for the occurrences described in the foregoing sentence, DIG shall deliver possession of the Project Assets in the same condition as it was on the date Value was determined by the Appraisal, reasonable wear and tear only excepted.

         (e) The closing on the purchase of the Project Assets shall occur within forty-five (45) days after the determination, or redetermination as provided for in Section 2.04(d), of Value. DIG shall exercise Commercially Reasonable Efforts to cause necessary third party approval of transfer of Operating Rights before closing, but its obligation to exercise Commercially Reasonable Efforts to transfer such Operating Rights shall survive the closing. Until the earlier to occur of (i) the date upon which all such Operating Rights have been transferred or (ii) the date which is one year from the closing of the purchase pursuant to Section 2.01(d), with all required consents and approvals therefor, DIG shall operate the Project on behalf of Rouge and/or Ford, or an assignee of them, for a market based fee. If DIG (x) was subject to an Event of Default of the Ground Lease which led to the exercise of the option to purchase the Project Assets, (y) is in default of any of its post closing obligations, or
(z) refuses to operate the Project, Rouge shall be entitled to operate the Project as agent of or attorney-in-fact for DIG for the lesser of one year from the closing pursuant to Section 2.01(d) or until all Operating Rights have been transferred. The activities of the Parties pursuant to this Section 2.04(e) shall be subject to the terms of the Insurance and Indemnity Agreement.

         (f) If an Expanded Facility has been installed upon the Leased Premises, and Rouge and/or Ford, or an assignee of them, have exercised their option to purchase the Project Assets then, any such purchaser(s) shall have the option to purchase the Expanded Facility at a price to be negotiated. If such option to purchase is not exercised, unless otherwise agreed by the purchaser(s) of the Project Assets, DIG shall forthwith




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commence, and with due diligence and dispatch, process removal from the Leased
Premises of the Expanded Facility Improvements, and restore that portion of the Leased Premises affected thereby as nearly as possible to its condition prior to the alteration by reason of the Expanded Facility Improvements. In carrying out the foregoing obligation, DIG shall cause no damage to or impairment of the Project Assets; and if removal of any portion of the Expanded Facility Improvements would cause such damage or impairment of any material nature or for a material time, that portion or those portions of the Expanded Facility Improvements shall not be removed but shall be conveyed or assigned as part of the Project Assets (and Operating Rights, if applicable) without payment by the purchaser of the Project Assets of a consideration therefor.

         (g) If at the date of a Termination Event, DIG is obligated to provide electricity from the Project to third persons under contracts which cannot be terminated, or alternative arrangements for provisions of electricity to satisfy such contracts cannot be made, with the exercise of Commercially Reasonable Efforts, prior to transfer of the Project Assets to Rouge and/or Ford, Rouge and/or Ford agrees to offer to sell what it reasonably deems to be excess electricity produced by the Project to DIG for purchase at a commercially reasonable rate (not less than prevailing market) but in no event less than the Project operator's incremental cost to generate such electricity to satisfy such contracts, for a period not to exceed twelve (12) months following notice of exercise of the option to purchase the Project Assets.

SECTION 2.05      PURCHASE OF THE LEASED PREMISES.

         If DIG exercises its option to purchase the Leased Premises:

         (a) Rouge, by deed in recordable form, duly authorized and executed, with warranty against Rouge's acts, shall convey fee simple marketable title to the Leased Premises, together with all Easements appurtenant to the land which is the Leased Premises. Rouge has provided to DIG at the Closing Date a commitment prepared by First American Title Insurance Company for an owner's policy of title insurance dated September 11, 1998 (the "Commitment") covering the Leased Premises and the Powerhouse Land which is to be subjected to the Easements, and has provided to DIG an executed instrument amending an easement benefiting Ford for parking over the Leased Premises. DIG hereby agrees that the condition of title shown in the Commitment, with the amendment of certain easements, including the parking easement in the form provided, shows an acceptable condition of title to the Leased Premises, and title will be accepted in like condition upon exercise of DIG's option to purchase the Leased Premises pursuant to this Agreement. Rouge shall remedy any changes in the state of title subsequent to the date of the Commitment, by reason of acts or omissions of Rouge or parties claiming under and through it (other than DIG), but shall have no responsibility with respect to changes in title conditions caused by acts or omissions of DIG or parties claiming under and through it. As provided in
Section 8.01 of the Ground Lease, any Fee Mortgage upon the Leased Premises shall be released at closing on conveyance of the Leased Premises. DIG, pursuant to Section 1.03 of the Ground Lease has accepted such other conditions which may be title conditions not of record as shown on the Existing Conditions Map, as such conditions may be changed pursuant to the provisions of Section 1.03 of the Ground Lease. DIG shall accept physical condition of the Leased Premises on the date of closing "as-is, where-is and with all faults" except as is expressly provided in Section 1.031 of the Ground Lease, and DIG acknowledges that it will have been in exclusive control of the Leased Premises since December 16, 1998.

         At closing, Rouge shall provide for issuance of, and pay the premium for, an ALTA Owner's policy of title insurance with standard exceptions detailed naming DIG or its assignee as owner, in the amount of the purchase price.

         (b) The closing on the purchase of the Leased Premises shall occur within forty five (45) days after the determination of Value. Rouge shall pay all selling and transfer costs customarily paid by a seller of real property in Wayne County, Michigan. Real estate taxes shall not be prorated. Rouge shall not be required to pay any broker's commission. Rouge represents that it has retained no broker in connection with this transaction.

         (c) In the event the Agreement for Easements and Interconnections terminates, DIG may continue to use the easements described therein in Articles III, IV and X for a period of eighteen months, provided that DIG shall pay Rouge and/or Ford, as the case may be, a fee for the use of such easements equal to all direct and normal expenses, if any, incurred by Rouge and/or Ford in continuing to grant DIG use of such easements. During such time, the parties hereto shall negotiate in good faith for a replacement agreement to accommodate the continued operation of the Project.


                                   ARTICLE III

                                    VALUATION

SECTION 3.01      VALUE DETERMINED.

         Upon a Termination Event, pursuant to Section 2.01, the Value (as defined in Section 3.02) of the Leased Premises or the Value (as defined in
Section 3.03) of the Project Assets shall be determined as provided in this
Article III.

SECTION 3.02      VALUATION OF THE PROJECT ASSETS.

         The Value of the Project Assets ("Project Assets Value") shall be that value determined by appraisal of the Project Assets made pursuant to the guidelines and requirements of this Agreement.

         (a) Property To Be Valued. The property to be valued by the appraisal is the Project Assets as it exists on the Appraisal Date (as hereinafter defined).

         (b) When Project Assets Are To Be Valued. The Project Assets Value is to be determined as of the day before the Termination Event (the "Appraisal Date").

         (c) How Project Assets Are To Be Valued. When the Project Assets Value is to be determined, notice shall be given to cause commencement of the appraisal process herein described. Either party may give such notice to the other, but notice of the occurrence of a Termination Event shall be given promptly by the party having knowledge of such occurrence. Within fifteen (15) days following such notice, DIG and Rouge and/or Ford (represented together) shall each select and employ, at its respective expense, an appraiser who is a certified Member of the Appraisal Institute (MAI) and who has at least five years experience in the valuation of ground lease industrial properties on a fee basis to appraise the Project Assets as existing as of the Appraisal Date, in place and in use, in accordance with then generally accepted property valuation methodology and to prepare a complete appraisal report concerning the Project Assets at the Fair Market Sales Value (the "Appraisal").

         The identity of each selected appraiser shall be disclosed promptly by notice by each Party to the other. Each appraiser shall be engaged on a "time is of the essence" basis, and each Appraisal shall be submitted within sixty (60) days after the second of the notices referred to above (subject to extension as provided in this Agreement). DIG and Rouge and/or Ford shall notify each other promptly upon receipt of the final Appraisal.

         At the time of selection of appraisers, DIG and Rouge and/or Ford may agree to select and employ a single appraiser to determine the Project Assets Value, and such Project Assets Value so determined by the appraiser shall be the Project Assets Value for purposes of this Agreement. The final report of the appraiser shall be distributed to DIG and Rouge and/or Ford simultaneously by the appraiser. If separate appraisers are selected and employed, the final report of each of the appraisers shall be first provided to the employer of that appraiser which shall in turn provide notice to the other Party of receipt of such final Appraisal report. The final Appraisal reports shall be exchanged simultaneously by DIG and Rouge and/or Ford within two (2) business days after the later of notice given by DIG and Rouge and/or Ford to the other of receipt of the final Appraisal report.

         If there is less than a 10% difference (calculated upon the proposed Project Assets Value determined by the higher Appraisal) between the two Appraisals, the average of the proposed Project Assets Value so determined by each of the two Appraisals shall be the Project Assets Value for purposes of this Agreement.

         If there is a ten percent (10%) or greater difference (calculated upon the proposed Project Assets Value determined by the higher Appraisal) between the two Appraisals, and DIG and Rouge and/or Ford do not agree, within ten (10) days after exchange of the proposed Project Assets Value determined by the final report of the two appraisers, upon a Project Assets Value, then within fifteen
(15) days after exchange of the proposed value, the appraisers previously selected and employed shall select a third so qualified appraiser, who shall be employed at the equal expense of DIG and Rouge and/or Ford, who shall appraise the Project Assets and submit a proposed Project Assets Value determination in a final Appraisal report to both DIG and Rouge and/or Ford simultaneously. The average of the proposed Project Assets Value of the three appraisals shall be the Project Assets Value for purposes of this Agreement.

         In the event the first two appraisers cannot agree upon a third appraiser, the selection of the third appraiser shall be submitted to the appraisers' certifying organization for selection as a matter of first resort and, if not so selected, shall be determined by blind draw from the names of two appraisers identified by each of the two initial appraisers.

         If either DIG or Rouge and/or Ford do not select and employ an appraiser as provided herein, or if, without reasonable cause (reasonable cause shall include, but not be limited to, illness or death of an appraiser, and, with respect to Rouge's and/or Ford's appraiser, or lack of reasonable (as reasonably determined by the appraiser) access to the Project Assets, but in any such case only for the period of delay reasonably resulting therefrom, not to exceed in any event a period of fifteen (15) days), the appraiser selected by either DIG or Rouge does not submit a proposed Project Assets Value in a final Appraisal report within the time provided in this Agreement therefor, the Project Assets Value proposed by the qualified appraiser providing a complying Appraisal shall be the Project Assets Value determined for purposes of this Agreement.

         (d) Effect of Encumbrances on Project Assets. In determining Value of the Project Assets, the appraiser(s) shall consider, evaluate and report expressly as part of the Appraisal report, in detail, the effect upon Value of limitations or encumbrances.

SECTION 3.03      DETERMINATION OF VALUE OF LEASED PREMISES.

         The Value of the Leased Premises ("Value of the Leased Premises") shall be that value determined by appraisal of the Leased Premises made pursuant to the guidelines and requirements of this Agreement, and shall be the Fair Market Rental Value if the conditions of Section 3.02 of the Ground Lease apply and shall otherwise be the Fair Market Sales Value, considering the effect, if any, of Devaluing Occurrence(s).

         (a) Property To Be Valued. The property to be valued by the appraisal is the Leased Premises as it exists on the Appraisal Date (as hereinafter defined).

         (b) When Leased Premises Is To Be Valued. The Value of the Leased Premises is to be determined as of the day before the Termination Event (the "Appraisal Date").

         (c) How Leased Premises Is To Be Valued. When the Value of the Leased Premises is to be determined, notice shall be given to cause commencement of the appraisal process herein described. Either party may give such notice to the other, but notice of the occurrence of a Termination Event shall be given promptly by the party having knowledge of such occurrence. Within fifteen (15) days following such notice, DIG and Rouge shall each select and employ, at its respective expense, an appraiser who is a certified Member of the Appraisal Institute (MAI) and who has at least five years experience in the valuation of ground lease industrial properties, on both a leasehold and fee basis, to appraise the Leased Premises as it exists as of the Appraisal Date, in accordance with then generally accepted property valuation methodology and to prepare a complete appraisal report concerning the Leased Premises, valuing the Fair Market Rental Value or the Fair Market Sales Value, as required under the applicable circumstances (the "Appraisal"). If the Value of the Leased Premises is to be determined as Fair Market Rental Value, the valuation shall be made as occupied by the Project. If the Value of the Leased Premises is to be determined as Fair Market Sales Value, the valuation shall be made as vacant land, without consideration of any improvements made by DIG.

         The identity of each selected appraiser shall be disclosed promptly by notice by each party to the other. Each appraiser shall be engaged on a "time is of the essence" basis, and each Appraisal shall be submitted within sixty (60) days after the second of the notices referred to above (subject to extension as provided in this Agreement). DIG and Rouge shall notify each other promptly upon receipt of the final Appraisal.

         If at the time of selection of appraisers DIG and Rouge may agree to select and employ a single appraiser to determine the Value of the Leased Premises, and such Value so determined by the appraiser shall be the Value for purposes of this Agreement. The final report of the appraiser shall be distributed to DIG and Rouge simultaneously by the appraiser. If separate appraisers are selected and employed, the final report of each of the appraisers shall be first provided to the employer of that appraiser which shall in turn provide notice to the other Party of receipt of such final Appraisal report. The final Appraisal reports shall be exchanged simultaneously by DIG and Rouge within two (2) business days after the later of notice given by DIG and Rouge to the other of receipt of the final Appraisal report.

         If there is less than a 10% difference (calculated upon the proposed Value of the Leased Premises determined by the higher Appraisal) between the two Appraisals, the average of the proposed Value of the Leased Premises determined by each of the two Appraisals shall be the Value of the Leased Premises for purposes of this Agreement.

         If there is a ten percent (10%) or greater difference (calculated upon the proposed Value of the Leased Premises determined by the higher Appraisal) between the two Appraisals, and DIG and Rouge do not agree, within ten (10) days after exchange of the proposed Value of the Leased Premises determined by the final report of the two appraisers, upon a Value of the Leased Premises, then within fifteen (15) days after exchange of the proposed value, the appraisers previously selected and employed shall select a third so qualified appraiser, who shall be employed at the equal expense of DIG and Rouge, who shall appraise the Leased Premises and submit a proposed Value of the Leased Premises determination in a final Appraisal report to both DIG and Rouge simultaneously. The average of the proposed Value of the Leased Premises of the three appraisals shall be the Value of the Leased Premises for purposes of this Agreement.

         In the event the first two appraisers cannot agree upon a third appraiser, the selection of the third appraiser shall be submitted to the appraisers' certifying organization for selection as a matter of first resort and, if not so selected, shall be determined by blind draw from the names of two appraisers identified by each of the two initial appraisers.

         If either DIG or Rouge do not select and employ an appraiser as provided herein, or if, without reasonable cause (reasonable cause shall include, but not be limited to, illness or death of an appraiser, and, with respect to Rouge's appraiser, or lack of reasonable (as reasonably determined by the appraiser) access to the Leased Premises, but in any such case only for the period of delay reasonably resulting therefrom, not to exceed in any event a period of fifteen (15) days), the appraiser selected by either DIG or Rouge does not submit a proposed Value of the Leased Premises in a final Appraisal report within the time provided in this Agreement therefor, the Value of the Leased Premises proposed by the qualified appraiser providing a complying Appraisal shall be the Value of the Leased Premises determined for purposes of this Agreement.

         (d) Effect of Devaluing Occurrence. In the process of determining Value of the Leased Premises, the appraiser(s) shall consider, evaluate, and report expressly as a part of the Appraisal report whether and the extent to which Devaluing Occurrences (defined herein), if any, between the Closing Date and the Appraisal Date have adversely affected Value of the Leased Premises. As to the existence of matters described in Section 3.04 of this Agreement, the appraisers shall rely exclusively on a written report of the Evaluator or its substitute duly selected pursuant to this Agreement. As to the effect of such matters, each appraiser shall adjust the appraised Value of the Leased Premises by the amount, if any, determined to be the economic effect of Devaluing Occurrence(s), and the total shall constitute the Value of the Leased Premises determined by the appraiser.

SECTION 3.04      POTENTIALLY DEVALUING OCCURRENCES.

         Upon or in connection with a Termination Event when Value of the Leased Premises is to be determined, if Rouge believes that action or inaction of DIG other than as permitted by the Ground Lease has adversely affected the Value (a "Potentially Devaluing Occurrence"), Rouge shall submit written report(s) identifying such action or inaction to DIG and to PricewaterhouseCoopers (or its successor or a similar services firm providing valuation services which is not serving as an appraiser pursuant to this Agreement, herein the "Evaluator"), which shall serve as an independent decision-maker, for consideration of the action or inaction identified and a determination, which shall be binding upon the Parties to this Agreement and the appraisers employed by them, of whether such action or inaction adversely affects the Value.

         DIG shall have the right to submit written response(s) to Rouge's submittal(s) to the Evaluator for consideration. The process by which the determination by the Evaluator shall be made shall be commenced and completed within sixty (60) days from either the occurrence of a Termination Event or such earlier date as the earlier of the written report(s) of Rouge have been given to the Evaluator in anticipation of a Termination Event of which notice has been given pursuant to this Agreement; and of those sixty (60) days, DIG shall have twenty (20) days from submission of Rouge's report to DIG and to the Evaluator to respond, and the Evaluator shall have not less than twenty (20) days to consider written report(s) and response(s) after their submittal. At the end of such sixty (60) days, or at such earlier time as it is prepared to do so, the Evaluator shall issue its written report of determination of whether the action or inaction identified caused one or more devaluing occurrences ("Devaluing Occurrence(s)"). This written report shall not quantify the result of such Devaluing Occurrence(s). This written report shall be submitted to the appraisers engaged by the parties for consideration as part of the appraisal process. If a determination of such a Devaluing Occurrence(s) is not made by the Evaluator within ninety (90) days from the date of the Termination Event or such earlier date as the earlier of the written report(s) of Rouge have been given to the Evaluator in anticipation of a Termination Event of which notice has been given pursuant to this Agreement, unless access to information solely in possession of DIG required by the Evaluator has been restricted so as to prevent or postpone such determination, based upon a certification thereof by the Evaluator, then the appraisers will not be required to consider such Devaluing Occurrence(s).

         If this procedure of determination of Devaluing Occurrence(s) is followed, it shall serve to toll or extend, as appropriate in context, the time periods for determination of Value of the Leased Premises by the actual time taken by the procedure or for ninety (90) days from the Termination Event, whichever is the shorter period.

         Upon referral of the reports to the Evaluator, the Evaluator shall certify to the Parties its ability to act as an independent decision-maker in determining conduct of DIG or the operator of the Leased Premises. In the event the Evaluator is unable or unwilling to so certify, the Evaluator shall select a substitute decision-maker which the Evaluator deems comparable and qualified to act as a decision-maker under this Section. Such substitute shall certify to the parties its ability to act independently hereunder, and in the event it is unwilling or unable to do so, the process shall be repeated (with the Evaluator selecting successive substitute(s)) until an independent decision-maker can be certified.

         The cost and expense of consideration of conduct creating Devaluing Occurrence(s) by the Evaluator or its subcontractor shall be borne solely by Rouge unless (a) as a result of such consideration of conduct and (b) as a result of such determination, an adjustment to the Appraisal is required, in which case DIG shall pay the entire cost and expense of the Evaluator or its substitute.


                                   ARTICLE IV

                        ADDITIONAL RIGHTS AND OBLIGATIONS

SECTION 4.01      ADDITIONAL RIGHTS AND OBLIGATIONS OF PARTIES.

         (a) If DIG grants a security interest in the Project Assets to the Project Finance Lenders (to include a security interest in the real and personal property and all material contracts and permits associated with operation of the Project to secure DIG's performance under the Purchase and Sales Agreements with Rouge and Ford), DIG will grant Rouge and Ford a security interest subordinate only to the Project Finance Lenders. The documentation of such security interest will be in form and substance acceptable to the Project

Finance Lenders and DIG, and the terms of the subordination shall be determined by the Project Finance Lenders. Rouge and Ford agree to promptly release the security interest upon release of security interest by the Project Finance Lenders.

         (b) From the date of notice of the occurrence of a Termination Event until the earlier of (i) closing on the purchase if the option is exercised or (ii) the date the option is not exercised, DIG shall operate, or cause to be operated, the three blast furnace gas boilers, or such equipment then utilized by DIG to burn Rouge's blast furnace gas (the "Blast Furnace Gas Equipment"). DIG shall continue to accept Rouge's blast furnace gas pursuant to the Blast Furnace Gas Purchase Agreement and provide steam necessary to continue operations of Rouge and Ford at the Rouge Complex pursuant to the Steam Sales Agreement. Subject to Section 2.04(e), from the date occurring the earlier of
(i) closing on the purchase if the option is exercised or (ii) the date the option is not exercised until the date twelve (12) months thereafter, DIG, or its successor or assignee, shall have the option to either (A) allow Rouge to operate the Blast Furnace Gas Equipment in order to accept Rouge's blast furnace gas pursuant to the Blast Furnace Gas Purchase Agreement and provide steam necessary to continue operations of Rouge and Ford at the Rouge Complex pursuant to the Steam Sales Agreement, provided, however, that Rouge shall hold DIG, or its successor or assignee, harmless from and indemnify DIG, or its successor or assignee, for any costs or liabilities incurred by DIG, or its successor or assignee, as a direct or indirect result of Rouge's operation of the Blast Furnace Gas Equipment; or (B) operate the Blast Furnace Gas Equipment in order to accept Rouge's blast furnace gas pursuant to the Blast Furnace Gas Purchase Agreement and provide steam necessary to continue operations of Rouge and Ford at the Rouge Complex pursuant to the Steam Sales Agreement, provided that Rouge and Ford shall pay DIG, or its successor or assignee, a fee for such services equal to all direct and normal operating expenses incurred by DIG, or its successor or assignee, in its operation of the Blast Furnace Equipment in accordance with sound engineering and operating practices plus $70,000 per month, and provided further that in the case of an event which could give rise to extraordinary expenses being incurred, before incurring any such expenses DIG shall, to the extent it can do so without endangering human life or safety, first consult with Rouge and Ford regarding the nature of the occurrence and the anticipated expenses related thereto, which expenses shall be deemed to be accepted by Rouge and Ford unless they notify DIG to the contrary within 10 Business Days of such consultation. Thereafter, DIG, or its successor or assignee, will have no further obligation to operate the Project Assets or to purchase blast furnace gas under the Blast Furnace Gas Purchase Agreement or to deliver steam under the Steam Sales Agreement. The monthly payment referred to above shall be adjusted each year from and after January 1, 2015 by a factor, the numerator of which shall be the United States Consumer Price Index, All Urban Consumers, or any successor index thereto (the "CPI") as of January 1 of the then current calendar year, and the denominator of which shall be the CPI as of January 1, 2014. For purposes of this Section 4.01(b), "Business Day" shall mean any calendar day on which Federal banks are not authorized or required to close in Detroit, Michigan. To the extent that this Section 4.01(b) conflicts with any provision of the Ground Lease, this Section 4.01(b) shall control.

         (c)      [intentionally blank]

         (d) Rouge and Ford shall have a right of first purchase of seventy-five percent (75%) of the electricity and/or steam produced by that portion of the Expanded Facility described in subparagraph (b) of Section 1.04 of the Ground Lease, to the extent such production is achieved by (i) increasing the rated capacity of existing Project equipment in total by ten percent (10%) or more, or by at least 50 MW or an equivalent increase in steam production capability with respect to a single unit of equipment, i.e. single shaft or boiler, or (ii) the installation of new equipment at a price negotiated within a reasonable time (not to exceed sixty (60) days from commencement of discussions concerning price) reflecting the incremental investment of DIG for that portion of the Expanded Facility with a reasonable rate of return to DIG commensurate with similar projects similarly situated.


                                    ARTICLE V

                                  DOCUMENTATION

SECTION 5.01      DOCUMENTATION.

         (a) The Parties shall use commercially prudent efforts to prepare and negotiate in good faith definitive agreements (i.e., the Amended Purchase Option Agreement and any supplementary documentation as Project Lenders may require) that are necessary to document and effect the intent of the Parties in Articles II, III and IV hereunder, (collectively, the "Definitive Agreements") as soon as is practicable and to finalize and execute the Definitive Agreements so as not to cause unreasonable delays in the closing of any Project Assets Financing.

         (b) Upon the execution of the Definitive Agreements, this Agreement shall be wholly superseded. All agreements, drafts, term sheets, memoranda, correspondence and all other communications prepared or exchanged in the course of discussions regarding the transactions contemplated herein shall have no legal effect unless incorporated into the Definitive Agreements executed by the Parties.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01      REPRESENTATIONS AND WARRANTIES OF ROUGE.

         (a) Rouge represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Michigan and has full power and authority to enter into this Agreement and to perform the terms hereof.

         (b) Rouge represents that the persons executing and delivering this Agreement on Rouge's behalf are acting pursuant to proper authorization duly obtained and that this Agreement is the legal, valid and binding obligation of Rouge, enforceable in accordance with its terms.

         (c) Rouge represents that the making and performance by Rouge of this Agreement does not and will not violate the provisions of its Articles of Incorporation, Bylaws or any law, regulation or order of any Governmental Authority applicable to Rouge, or result in a breach of, or constitute a default under, or require any consent or waiver which has not been obtained under, any agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority affecting Rouge.

         (d) Rouge represents that as of the date hereof, no suit, action or arbitration, or legal, administrative or other proceeding is pending or to the best of its knowledge has been threatened against Rouge that would affect the validity or enforceability of this Agreement or the ability of Rouge to fulfill its commitments hereunder, or that would, if adversely determined, have a material adverse effect on the business or financial condition of Rouge.

SECTION 6.02      REPRESENTATIONS AND WARRANTIES OF FORD.

         (a) Ford represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Michigan and has full power and authority to enter into this Agreement and to perform the terms hereof.

         (b) Ford represents that the persons executing and delivering this Agreement on Ford's behalf are acting pursuant to proper authorization duly obtained and that this Agreement is the legal, valid and binding obligation of Ford, enforceable in accordance with its terms.

         (c) Ford represents that the making and performance by Ford of this Agreement does not and will not violate the provisions of its Articles of Incorporation, Bylaws or any law, regulation or order of any Governmental Authority applicable to Ford, or result in a breach of, or constitute a default under, or require any consent or waiver which has not been obtained under, any agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority affecting Ford.

         (d) Ford represents that as of the date hereof, no suit, action or arbitration, or legal, administrative or other proceeding is pending or to the best of its knowledge has been threatened against Ford that would affect the validity or enforceability of this Agreement or the ability of Ford to fulfill its commitments hereunder, or that would, if adversely determined, have a material adverse effect on the business or financial condition of Ford.

SECTION 6.03      REPRESENTATIONS AND WARRANTIES OF DIG.

         (a) DIG represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan, is authorized to conduct business in the State of Michigan and has full power and authority to enter into this Agreement and to perform the terms hereof.

         (b) DIG represents that the persons executing and delivering this Agreement on DIG's behalf are acting pursuant to proper authorization duly obtained and that this Agreement is the legal, valid and binding obligation of DIG, enforceable in accordance with its terms.

         (c) DIG represents that the making and performance by DIG of this Agreement does not and will not violate the provisions of its Articles of Organization, Operating Agreement or any law, regulation or order of any Governmental Authority applicable to DIG, or result in a breach of, or constitute a default under, or require any consent or waiver which has not been obtained under, any agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority affecting DIG.

         (d) DIG represents that as of the date hereof, no suit, action or arbitration, or legal, administrative or other proceeding is pending or to the best of its knowledge has been threatened against DIG that would affect the validity or enforceability of this Agreement or the ability of DIG to fulfill its commitments hereunder, or that would, if adversely determined, have a material adverse effect on the business or financial condition of DIG.


                                   ARTICLE VII

                                  ASSIGNABILITY

SECTION 7.01      NON-ASSIGNABILITY.

         Except as provided in this Section 7.01, this Agreement shall not be assigned, transferred or otherwise alienated by either Rouge, Ford or DIG without the prior written consent of the other Parties, and any attempted assignment, transfer or alienation without such consent shall be void, provided, however, that any Party may assign this Agreement to any Affiliated Company upon giving thirty (30) days prior written notice to the other Parties and, further provided, that in the event that Rouge and/or Ford are the assignors, such assignor shall guaranty the continuing performance of the assignee for the remaining term of the Agreement. All covenants and provisions of this Agreement for the benefit of the Parties shall inure to the benefit of their respective successors and permitted assigns. Affiliated Company shall mean any company in which any Party controls directly or indirectly 20% or more of the voting stock.

SECTION 7.02      PERMITTED ASSIGNMENT.

         DIG, or any assignee of DIG, has the right to mortgage, assign, hypothecate, pledge, or encumber its interest in this Agreement to a parent or Affiliated Company (including any general or limited partnership in which DIG or any affiliate of DIG is a general partner) or to any Project Finance Lender. Rouge and Ford hereby consent to such assignment and to any subsequent assignments by such parent or Affiliated Company or Project Finance Lender or any subsequent assignee, provided that, unless otherwise agreed by Rouge and Ford and DIG no such assignment shall relieve DIG of its obligations or liabilities incurred until the effective date of the assignment and provided further that DIG shall guaranty the continuing performance of such parent or Affiliated Company assignee for the remaining term of the Agreement. Rouge and Ford agree to execute a written consent and estoppel certificate to effectuate any assignment permitted under this Agreement.


                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.01      TERMINATION.

         This Agreement and the obligations of the Parties hereunder shall terminate upon the earlier to occur of (a) failure by any Party to perform fully any other provision of this Agreement for which notice of such failure has been provided to the other Parties by any non-defaulting Party; or (b) termination of the Ground Lease provided, that if such Ground Lease termination is pursuant to any Termination Event other than a Termination Event under Section 9.01(e) of the Ground Lease, this Agreement shall terminate upon the termination of the option rights afforded under Sections 2.01 and 2.02 hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01      MISCELLANEOUS.

         (a) Costs and Expenses. Each Party shall bear and pay all costs and expenses incurred by it respecting the transactions contemplated herein, including, without limitation, fees and expenses of their respective counsel, accountants and appraisers.

         (b) Limitation of Liability. No Party shall have any liability to the other Parties for special, incidental, indirect or consequential damages nor for any matter whatsoever associated with the activities covered by this Agreement.

         (c) Amendment. This Agreement may not be altered, changed, modified, waived, or amended, except by an instrument in writing executed by all Parties and consented to by Project Finance Lenders, if applicable.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan (without application of principles of conflicts of law).

         (e) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superceded by this Agreement.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         (g) Severability. If the term or provision of this Agreement, or the application thereof to any person or circumstance is rendered or declared illegal for any reason and shall be invalid or unenforceable, such portion shall be ineffective to the extent of such invalidity or unenforceability but the remainder of this Agreement and the application of such term or provision to other persons or circumstances shall not be affected thereby but shall remain in full force and effect and shall be enforced to the greatest extent permitted by applicable law unless such an event materially alters the Parties' intent as expressed in this Agreement.

         (h) Miscellaneous. The provisions of this Agreement will bind and benefit the successors and permitted assigns of the Parties. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include the other gender. The term "Rouge" means both Rouge and its successors and permitted assigns, the term "Ford" means Ford and its successors and permitted assigns, and the term "DIG" means DIG and its successors and permitted assigns. Captions used in this Agreement are for convenience of reference only and shall not be used to construe the provisions hereof.


              [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered, effective as of the date first above written.


                                     DEARBORN INDUSTRIAL GENERATION, L.L.C.




                                     By:


                                     Name:


                                     Title:




                                     ROUGE STEEL COMPANY




                                     By:


                                     Name:


                                     Title:




                                     FORD MOTOR COMPANY




                                     By:


                                     Name:


                                     Title:

                                    Exhibit A

                            Confidentiality Agreement


Effective Date: _______________________

In order to protect certain Confidential Information which may be disclosed between them, Dearborn Industrial Generation, L.L.C. ("DIG"), Ford Motor Company ("Ford") and Rouge Steel Company ("Rouge") agree that:

1.       The Discloser(s) of Confidential Information are DIG, Ford and Rouge.

2. The parties' representatives for disclosing or receiving Confidential Information are:

         DIG:     E.P. Barrett, Jr.
         Ford:    Gordon Hauk
         Rouge:   Martin Szymanski

         Any party may change its representative by written notice to the other.

3. The Confidential Information disclosed under this Agreement is described as certain records of DIG as provided in Section 2.01(b) of a Purchase Option Agreement among the parties dated May 31, 2000 (the "Purchase Option") or any other information which the parties agree to disclose pursuant to this Agreement.

4. A party receiving Confidential Information under this Agreement ("Recipient") shall use such Confidential Information of the disclosing party ("Discloser") only for the purposes set forth in the Purchase Option.

5. A Recipient's duty to protect Confidential Information disclosed under this Agreement extends for a period of three (3) years from the date of each first disclosure of the particular Confidential Information.

6. A Recipient shall protect Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information as the Recipient uses to protect its own confidential information of a like nature.

7. A Recipient shall have a duty to protect only that Confidential Information which is (a) disclosed by the Discloser in writing or as a tangible item and is marked as confidential at the time of disclosure, or which is (b) disclosed by the Discloser in any other manner and is identified as confidential at the time of disclosure and is also detailed and designated as confidential in a written memorandum delivered to the Recipient's representative within thirty
(30) days of the disclosure.

8. This Agreement imposes no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient's possession before receipt from the Discloser, (b) is or becomes a matter of public knowledge through no fault of the Recipient, (c) is rightfully received by the Recipient from a rightfully possessing third party without a duty of confidentiality, (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party, (e) is required to be disclosed under a court order or other lawful governmental action, but only to the extent so ordered, and provided that the party so ordered shall notify

Discloser so that the Discloser may attempt to obtain a protective order, or (f) is disclosed by the Recipient with the Discloser's prior written approval in accordance with said written approval.

9. All materials bearing, containing, disclosing or relating to Confidential Information shall remain the property of Discloser. Upon receipt of written request from Discloser prior to the expiration of the confidentiality obligation, Recipient shall return or, at Recipient's option, destroy all copies of writings, and other materials in its possession or control that contain Confidential Information received from Discloser under this Agreement. If any such writing or material has been destroyed, an adequate response to the return request will be a written verification of such destruction.

10. Each Discloser warrants that it has the right to freely make the disclosures under this Agreement.

11. No party acquires any intellectual property rights under this Agreement except the limited right to make copies as necessary for the use set out in paragraph 4 above.

12. No party has an obligation under this Agreement to purchase any service or item from the other parties.

13. Discloser acknowledges that Recipient may develop information internally, or receive information from other parties, that may be similar to Discloser's information. Accordingly, nothing in this Agreement shall prevent Recipient from developing products for itself and others, providing such products are not based on information received from Discloser pursuant to this Agreement.

14. A Recipient shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from the Discloser or the direct product of such technical data to any proscribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

15. The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

16. All modifications to this Agreement must be made in writing and must be signed by representatives of all parties.

17. If a dispute arises among the parties relating to this Agreement, the following procedure shall be implemented before any party pursues other available remedies except that the parties agree that money damages would not be a sufficient remedy for a breach of this Agreement, and DIG may seek injunctive relief from a court where appropriate in order to prevent or return a disclosure or use of Confidential Information while this procedure is being followed:

         a. The parties in dispute shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder, and further provided that all such statements made at such meeting shall be strictly off the record and shall not be admissible in any court or arbitration proceeding.

         b. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution and to bear equally the costs of the mediation.

         c. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR Institute for Dispute Resolution if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

         d. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through mediation, then the parties may submit the matter to binding arbitration or a private adjudicator, or either party may seek an adjudicated resolution through the appropriate court.

         e. Mediation or arbitration shall take place at a mutually convenient site in the State of Michigan to be agreed by the parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable and compensatory remedies shall be available in any arbitration. Punitive damages, costs and attorneys' fees shall not be awarded. This Article of this Agreement is to be governed by the Federal Arbitration Act, 9 U.S.C.A. ss. 1 et seq. Judgement upon the award rendered by an Arbitrator, if any, may be entered by any court having jurisdiction thereof.

18. This Agreement is made under and shall be construed according to the laws of the State of Michigan without giving effect to principles of conflict of laws.

19. Under the terms of this Agreement, the rights and obligations accruing to any party shall also accrue to that party's wholly owned subsidiaries. This Agreement shall not be assignable.

20. No party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other parties.


DEARBORN INDUSTRIAL GENERATION,             FORD MOTOR COMPANY
L.L.C.



By:   __________________________            By:  __________________________
      (Authorized Signature)                     (Authorized Signature)

By:   __________________________            By:  __________________________
      (Printed Signatory's Name)                 (Printed Signatory's Name)

By:   __________________________            By:  __________________________
      (Printed Signatory's Title)                (Printed Signatory's Title)

ROUGE STEEL COMPANY



By:   __________________________
      (Authorized Signature)

      __________________________
      (Printed Signatory's Name)

      __________________________
      (Printed Signatory's Title)